Item 77C  Deutsche High Income Opportunities
Fund, Inc.


The Annual Meeting of Stockholders (the
"Meeting") of Deutsche High Income Opportunities
Fund, Inc. (the "Fund") was held on September 20,
2017. At the close of business on July 20, 2017, the record date for the determination of stockholders entitled to vote at the Meeting, there were issued and outstanding 15,181,369.64 shares of the Fund's common stock, each share being entitled to one vote, constituting all of the Fund's outstanding voting securities. At the Meeting, the holders of 12,544,560 shares of the Fund's common stock were represented in person or by proxy, constituting a quorum. The following matter was voted upon by the stockholders of the Fund.

1.	To elect the following four individuals as Class I
Directors of the Fund.

All of the nominees received a sufficient number of votes to be elected. (the resulting votes are presented below):
      N
umber
of
Votes:

For
Withheld
John W.
Ballantine
11,953,399
591,161
Dawn-Marie
Driscoll
11,998,093
546,467
Kenneth C.
Froewiss
11,953,082
591,478
Rebecca W.
Rimel
12,012,906
531,654

As of September 30, 2017, the Fund's Board of
Directors is as follows:


Keith R. Fox,
CFA

Chairperson
and Director
 (non-
interested)
Chairperson since
2017
and Director since
1996
Class II - term
expires 2018
Kenneth C.
Froewiss

Vice
Chairperson
Director
(non-
interested)
Vice Chairperson
since 2017
and Director since
2001
Class I - term
expires 2020
John W.
Ballantine

Director
(non-
interested)
Since 1999
Class I - term
expires 2020
Henry P.
Becton
Director
(non-
interested)
Since 1990
Class III - term
expires 2019
Dawn-Marie
Driscoll
Director
(non-
interested)
Since 1987
Class I - term
expires 2020
Paul K.
Freeman
Director
(non-
interested)
Since 1993
Class III - term
expires 2019
Richard J.
Herring
Director
(non-
interested)
Since 1990
Class II - term
expires 2018
William
McClayton
Director
(non-
interested)
Since 2004
Class III - term
expires 2019
Rebecca W.
Rimel
Director
(non-
interested)
Since 1995
Class I - term
expires 2020
William N.
Searcy, Jr.
Director
(non-
interested)
Since 1993
Class II - term
expires 2018
Jean Gleason
Stromberg
Director
(non-
interested)
Since 1997
Class III - term
expires 2019